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                                                  February 17, 1994



Rockefeller Center Properties, Inc.
1270 Avenue of the Americas
New York, New York 10020

Attention: Mr. Richard Scarlata
           Senior Vice President


                    Letter Agreement dated September 12, 1985
                         among Rockefeller Group, Inc.,
                    Radio City Music Hall Productions, Inc.,
                     Rockefeller Center Properties, Inc. and
             Goldman, Sachs & Co. and Shearson, Lehman Brothers Inc.
                       as Representatives of Underwriters
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Dear Mr. Scarlata

      We refer to the captioned Letter Agreement (the "Letter Agreement") and in particular to clause (i) of Part 6(a) thereof (a copy of which is attached hereto) and confirm to you our agreements as follows:

      1. Effective upon the resignation of Richard A. Voell from the Board of Directors (the "Board") of Rockefeller Center Properties, Inc. ("RCPI") but subject to the provisions of Section 2 hereof, Rockefeller Group, Inc. ("RGI") waives its rights under clause (i) of
          Part 6(a) of the Letter Agreement and agrees that Peter D. Linneman should no longer be considered an RGI designee on the Board.

      2. From and after the date of RCPI's Annual Meeting of Stockholders in 1997 RGI shall once again have all of the rights granted by clause (i) of Part 6(a) of the Letter Agreement except that the figure of 40% therein shall, during the period between such date and the date of RCPI's Annual Meeting of


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                                        2



          Stockholders in 1998, be deemed to be 20%. It is understood and agreed by RCPI that in order to effectuate the intent of the preceding sentence RCPI will engage in timely and appropriate consultation with RGI prior to the nomination of the Directors to be elected at RCPI's 1997 and 1998 Annual Stockholders' Meetings.

      Please confirm the agreement of RCPI to the foregoing by signing and returning to us the enclosed copy of this letter.


                                                       Very truly yours,

                                                       Rockefeller Group, Inc.




                                                       By: /s/ Gwen A. Rowden
                                                          ----------------------
                                                          Gwen A. Rowden
                                                          Vice President


Agreed:

Rockefeller Center Properties, Inc.




By: /s/ Richard Scarlata
   ---------------------------
   Richard Scarlata
   Senior Vice President

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                                     - 15 -



percentage interest, proposed to be sold, and (iii) the price and other terms and conditions upon which such sale is proposed to be made. Upon receipt of the Sale Notice, the Company shall have 30 days from the receipt thereof in which to exercise its right to purchase such interest or such rights or options with respect to such interest at the same price and on the same terms and conditions at which RGI, RCMHP or Associates, as the case may be, intends to make such sale. If the Company shall deliver to RGI, RCMHP or Associates, as the case may be, a notice within such 30 day period indicating that the Company will exercise its right to purchase such interest or such rights or options with respect to such interest, then the Company shall purchase such interest or such rights or options with respect to such interest at the price and on the terms and conditions set forth in the Sale Notice. If the Company shall deliver to RGI, RCMHP or Associates, as the case may be, a notice indicating that the Company will not exercise its right to purchase such interest or such rights or options with respect to such interest, or such 30 day period shall have expired without the Company having given notice, RGI, RCMHP or Associates, as the case may be, shall be free to sell such interest or such rights or options with respect to such interest at a price equal to or greater than the price set forth in the Sale Notice within one year after the date such 30 day period shall have expired.

      (c) The Company acknowledges that no provision of this Part 5 shall prevent either of RGI, RCMHP or Associates from freely pledging or hypothecating any or all of its interests in the Borrowers or from effecting the reconstitution of the Borrowers into a single partnership in accordance with
Article X of the Loan Agreement at any time prior to the Conversion Date.

      (d) All notices delivered pursuant to this Part 5 shall be certified by a vice president or other appropriate officer of the party giving such notice.

      (e) The parties hereto agree that the operation of and the agreements set forth in this Part 5 shall terminate on the Conversion Date.

      Part 6.  CORPORATE GOVERNANCE AND PURPOSE.

      (a) The Company hereby covenants and agrees with RGI that, so long as the Company shall hold an interest in the Loan or any of the Loan Documents or the Purchase

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                                     - 16 -

Option Agreement, or the right to purchase the Equity Interest, or shall hold a partnership interest in the Partnership, (i) the Company shall, in connection with any election of directors of the Company by its stockholders or appointment of such directors to fill newly created directorships or vacancies on the board of directors, nominate or appoint as directors such Persons designated by RGI or its successor as managing partner of the Borrowers or the Partnership, as the case may be, as may be necessary in order that a minority of the Company's board of directors consisting of not less than 40% thereof shall at all times consist of such designees, and the Company shall not propose nominees in opposition to the nominations proposed by RGI or such successor; and (ii) the Company shall not propose amendments with respect to the final paragraph in each of Article Third, Article Fourth, Article Fifth, Article Sixth, Article Eighth and Article Ninth of its Certificate of Incorporation concerning the 80% shareholder voting requirement for altering, amending, adopting any provision inconsistent with or repealing any provision of said Articles, without the consent of RGI or such successor.

      (b) The Company hereby covenants and agrees with RGI that the Company shall not directly or indirectly (a) engage in any business or activity other than the carrying out of the transactions contemplated by the Loan Documents, the Purchase Option Agreement, the Prospectus and the Offering Circular; (b) by affirmative act create, incur, assume, guaranty, agree to purchase or repurchase or provide funds in respect of any indebtedness, liability or obligations other than indebtedness contemplated by the Loan Documents, the Purchase Option Agreement, the Prospectus and the Offering Circular; or (c) purchase or agree to purchase any property or asset other than those assets contemplated by the Loan Documents, the Purchase Option Agreement, the Prospectus and the Offering Circular.

      (c) The Company and RGI each agree that, in view of the uniqueness of the Loan and the investment in the Property and the single purpose nature of the Company, RGI and each of the Borrowers will be irreparably damaged and will not have an adequate remedy at law in the event that the provisions of this Part 6 have not been performed in accordance with their terms, and therefor agree that RGI and such successor shall be entitled to injunctive relief, including specific enforcement, to enforce the provisions of this Part 6, in addition to any other remedy to which either RGI,